UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 10, 2017

UNIFIRST CORPORATION

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-08504	04-2103460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

68 Jonspin Road, Wilmington, Massachusetts 01887

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (978) 658-8888

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.   Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders of UniFirst Corporation (the “Company”) held on January 10, 2017, the Company’s shareholders voted on and approved (1) the election of Ronald D. Croatti, Thomas S. Postek and Raymond C. Zemlin as Class II Directors, each to serve for a term of three years until the 2020 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified and (2) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 26, 2017. The votes cast by the holders of the Company’s Common Stock and Class B Common Stock on each of the foregoing proposals were as follows:

Proposal 1: Election of three Class II Directors, nominated by the Board of Directors, each to serve for a term of three years until the 2020 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified.

	Common Stock			Class B Common Stock
	For	Withheld	Broker Non-Votes	For	Withheld	Broker Non-Votes
Ronald D. Croatti	10,301,118	3,832,704	663,944	45,720,320	0	0
Thomas S. Postek	9,816,314	4,317,508	663,944	45,720,320	0	0
Raymond C. Zemlin	9,250,682	4,883,140	663,944	45,720,320	0	0

Proposal 2: Ratification of appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 26, 2017.

Common Stock				Class B Common Stock
For	Against	Abstain	Broker Non-Votes	For	Against	Abstain	Broker Non-Votes
14,760,913	36,296	557	0	45,720,320	0	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

  UNIFIRST CORPORATION

Date: January 17, 2017	By:	/s/ Ronald D. Croatti
Ronald D. Croatti
Chairman of the Board, Chief Executive Officer and President

	By:	/s/ Steven S. Sintros
Steven S. Sintros
Senior Vice President and Chief Financial Officer